Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of February 1995
Distribution Date of March 15, 1995

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                $150,236,079.05
Beginning Pool Factor                       0.4484625

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $8,310,248.66
  Interest Collected                    $1,150,998.14

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries           $1,084.30
Total Additional Deposits                   $1,084.30

Repos/Chargeoffs                           $99,484.41
Aggregate Number of Notes Charged Off              18

Total Available Funds                   $9,462,331.10

Ending Pool Balance                   $141,826,345.98
Ending Pool Factor                          0.4233590

Servicing Fee                             $125,196.73

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $11,318,210.29
  Target Percentage                             7.50%
  Target Balance                       $10,636,975.95
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                      $(681,234.34)
  Ending Balance                       $10,636,975.95

                                            Dollars         Notes
Delinquencies:
  Installments:
     1-30 days                           1,324,571.02       1,052
    31-60 days                             184,181.27         153
    60+ days                                30,091.36          26

    Total                                1,538,843.65       1,068

  Balances:
    60+ days                               376,854.22          26

Memo Item - Reserve Account

  Prior Month                          $11,267,705.93
  Invest. Income                            50,504.36
    Beginning Balance                  $11,318,210.29

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of February 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $335,002,547.77    $127,300,000.00    $195,976,000.00     $11,726,547.77
 Distribution Percentages                                            100.00%             95.50%              4.50%
 Turbo Percentages                                                   100.00%              0.00%              0.00%
 Coupon                                                               3.475%             4.475%             4.800%

Beginning Pool Balance                    $150,236,079.05
Ending Pool Balance                       $141,826,345.98

Collected Principal                         $8,311,332.96
Collected Interest                          $1,150,998.14
Charge-Offs                                    $99,484.41
Servicing                                     $125,196.73

  Total Collections Available
    for Debt Service                        $9,337,134.37

Beginning Balance                         $139,215,276.59              $0.00    $130,570,656.02      $8,644,620.57

Interest Due                                  $521,498.22              $0.00        $486,919.74         $34,578.48
Interest Paid                                 $521,498.22              $0.00        $486,919.74         $34,578.48
Principal Due                               $8,410,817.37              $0.00      $8,032,330.59        $378,486.78
Principal Paid                              $8,410,817.37              $0.00      $8,032,330.59        $378,486.78
Turbo Principal                                     $0.00              $0.00              $0.00              $0.00

Ending Balance                            $130,804,459.22              $0.00    $122,538,325.43      $8,266,133.79
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.0000000000       0.6252721019       0.7049076973

Total Distributions                         $8,932,315.59              $0.00      $8,519,250.33        $413,065.26

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                              $404,818.78

Beginning Reserve Account Balance          $11,318,210.29
(Release)/Draw                               $(681,234.34)
Ending Reserve Account Balance             $10,636,975.95

Memo Item - Advances:
 Servicer Advances - Current Month             $79,695.41
 Total Outstanding Servicer Advances        $3,093,304.34

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of February 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                              Oct 1994         Nov 1994          Dec 1994          Jan 1995          Feb 1995
Beg. Pool Balance        $186,893,080.22   $176,685,539.12   $167,871,059.78   $159,033,206.08   $150,236,079.05

A) Loss Trigger:
Principal of Contracts
  Charged off                $281,356.45        $70,260.91        $39,029.43       $123,164.08        $99,484.41
Recoveries                   $187,118.83       $202,949.75       $103,431.89       $131,463.16          1,084.30


Total Charged off
  (Months 5,4,3)             $390,646.79
Total Recoveries
  (Months 3,2,1)              235,979.35
Net Loss/(Recoveries)
  for 3 Mos.                 $154,667.44(a)

Total Balance
  (Months 5,4,3)         $531,449,679.12(b)

Loss Ratio [(a/b)(12)]           0.3492%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $424,912.23       $329,836.16       $376,854.22
  As % of Beginning
    Pool Balance                                                    0.25312%          0.20740%          0.25084%
  Three Month Average                                               0.13511%          0.19028%          0.23712%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer